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                                                                  Exhibit (a)(5)

                             AMKOR TECHNOLOGY, INC.
                     VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                            NOTICE TO CHANGE ELECTION
                              FROM ACCEPT TO REJECT

      I previously received a copy of the Offer to Exchange, the memorandum from Cathy Loucks dated November 8, 2002 and an Election Form. I signed and returned the Election Form in which I elected to accept Amkor Technology, Inc.'s ("AMKOR") offer to exchange (the "OFFER") some or all of my options. I now wish to change that election and REJECT Amkor's Offer to exchange my options. I understand that by signing this Notice and delivering it to Amkor Technology, Inc., Attention: Cathy Loucks, 1900 S. Price Rd, Chandler, AZ 85248 or to an Amkor regional administrator as set forth in Schedule A to the Offer to Exchange for receipt by 5:00 p.m. Mountain Standard Time on December 10, 2002, I will be able to withdraw my acceptance of the Offer and reject the Offer to exchange options.

      I understand that in order to reject the Offer, I must sign, date and deliver this notice via facsimile (fax # (408) 821-1470) or hand delivery to Amkor Technology, Inc., Attention: Cathy Loucks, 1900 S. Price Rd, Chandler, AZ 85248 or to an Amkor regional administrator as set forth in Schedule A to the Offer to Exchange for receipt by 5:00 p.m. Mountain Standard Time on December 10, 2002.

      I understand that by rejecting the Offer to exchange options, I will not receive any new options pursuant to the Offer and I will keep the options that I have. These existing options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Amkor and me.

      I understand that I may change this election, and once again accept the Offer, by submitting a new Election Form to Amkor Technology, Inc. via facsimile (fax # (408) 821-1470) or hand delivery to Amkor Technology, Inc., Attention:
Cathy Loucks, 1900 S. Price Rd, Chandler, AZ 85248 or to an Amkor regional administrator as set forth in Schedule A to the Offer to Exchange for receipt by 5:00 p.m. Mountain Standard Time on December 10, 2002.

      I have read and followed the Instructions attached to this Notice and by signing this Notice I understand that I am bound by the additional terms and conditions set forth in the Instructions attached hereto.

      I have signed this Notice and printed my name exactly as it appears on the Election Form.

      I DO NOT ACCEPT THE OFFER TO EXCHANGE ANY OPTIONS.


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Employee Signature                  Social Security/National ID/Tax File Number


-------------------------------     --------------------------
Employee Name (Please Print)        Date and Time


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Home or Work Address

       RETURN TO AMKOR TECHNOLOGY, INC., ATTN: CATHY LOUCKS OR TO AN AMKOR
        REGIONAL ADMINISTRATOR AS SET FORTH IN SCHEDULE A TO THE OFFER TO
       EXCHANGE NO LATER THAN 5:00 P.M. MOUNTAIN STANDARD TIME ON DECEMBER
              10, 2002 VIA FAX AT (408) 821-1470 OR HAND DELIVERY


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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1.    DELIVERY OF NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT.

      A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a faxed copy of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by Amkor Technology, Inc., Attention: Cathy Loucks, 1900 S. Price Rd, Chandler, AZ 85248 or an Amkor regional administrator as set forth in Schedule A to the Offer to Exchange, either via hand delivery or via facsimile (fax # (408) 821-1470) either by 5:00 p.m. Mountain Standard Time on December 10, 2002 (the "EXPIRATION DATE").

      THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY AMKOR AT THE ADDRESS OR FAX NUMBER LISTED ABOVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

      Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the Expiration Date. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by Amkor beyond such time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form (or a faxed copy of the Election Form) with the required information to Amkor, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

      IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

      By signing this Notice to Change Election From Accept to Reject (or a faxed copy of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

      2.    SIGNATURES ON THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT.

      If this Notice to Change Election From Accept to Reject is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.
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      If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Amkor of the authority of that person so to act must be submitted with this Notice to Change Election From Accept to Reject.

      3. OTHER INFORMATION ON THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT.

      In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date and time at which you signed. You must also include a home or work address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

      4.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

      Amkor has not authorized any person to interpret this offer or to make any recommendation on our behalf in connection with this offer. For questions concerning timing or procedural matters related to the Offer or how to locate additional information, as well as requests for additional copies of the Offer to Exchange or this Notice to Change Election From Accept to Reject may be directed to Amkor Technology, Inc., Cathy Loucks, 1900 S. Price Rd, Chandler, AZ 85248, either via hand delivery or via facsimile (fax # (408) 821-1470), telephone number (480) 821-5000 ext. 5069. Employees located outside the United States may also submit documents and inquiries related to the Offer to regional Amkor administrators as set forth in Schedule A attached to the Offer to Exchange.

      5.    IRREGULARITIES.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by Amkor in its sole discretion. Amkor's determinations shall be final and binding on all parties. Amkor reserves the right to reject any or all Notices to Change Election From Accept to Reject that Amkor determines not to be in proper form or the acceptance of which may, in the opinion of Amkor's counsel, be unlawful. Amkor also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and Amkor's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as Amkor shall determine. Neither Amkor nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

      IMPORTANT: THE NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT (OR A FAXED COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY AMKOR, ON OR BEFORE THE EXPIRATION DATE.

      6.    ADDITIONAL DOCUMENTS TO READ.

      You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the memorandum from Cathy Loucks dated November 8, 2002 before deciding to participate in the Offer.
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      7.    IMPORTANT TAX INFORMATION.

      You should refer to Section 17 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Section 18 for a discussion of tax consequences that may apply to you.